Exhibit 99.1

News Release

CONTACT: Vic Svec 314.342.7768

FOR IMMEDIATE RELEASE

March 6, 2017

PEABODY ENERGY ANNOUNCES MEMBERS OF COMPANY’S POST-EMERGENCE BOARD OF DIRECTORS

ST. LOUIS, Mar. 6 – Peabody Energy today announced that the company’s board of directors that would serve following emergence from Chapter 11 has been selected. The new board will be designated as part of the company’s amended plan of reorganization, which is expected to be filed later today with the U.S. Bankruptcy Court for the Eastern District of Missouri. Subject to the court confirming the company’s plan, the term of the new board members would begin upon the company’s emergence from Chapter 11.

The nine-person board was chosen through a framework under the plan of reorganization, and includes eight independent directors under New York Stock Exchange rules. The composition of the new board would include the President and Chief Executive Officer Glenn Kellow, a director chosen by Peabody, selections by two large creditor groups, and five directors chosen through a board advisory search process.

“The selection of these distinguished directors marks the achievement of another milestone as Peabody prepares for emergence, and I look forward to working with each of these highly accomplished and talented individuals,” said Mr. Kellow. “I am confident that this board will represent the independence, skills and expertise to govern and guide Peabody forward into the next phase of our 134-year history. I also want to sincerely thank Peabody’s board members who would depart following emergence for their outstanding service and dedication to the company during their tenures.”

Subject to plan confirmation, the post-emergence board would be comprised of the following directors:

•	Glenn Kellow – President and CEO of Peabody Energy.

•	Nicholas Chirekos – Former North America Head of Mining, J.P. Morgan.

•	Stephen Gorman – President and CEO of Borden Dairy Company; Former Chief Operating Officer of Delta Air Lines.

•	Joe Laymon – Vice President of Human Resources and Corporate Services for Chevron Corporation; Former Group VP for Ford Motor Company.

•	Teresa Madden – Former EVP and CFO of Xcel Energy, Inc.

•	Robert Malone – Former Chairman of the Board and President of BP America Inc.

•	Kenneth Moore – Former Managing Director of First Reserve Corporation.

•	Michael Sutherlin – Former President and CEO of Joy Global Inc.

•	Shaun Usmar – CEO of Triple Flag Mining Finance Ltd.; Former Senior Executive Vice President and CFO of Barrick Gold.

A hearing to consider confirmation of the plan by the U.S. Bankruptcy Court for the Eastern District of Missouri is scheduled to commence on March 16, 2017. The current board of directors is expected to remain in place until the new board assumes its responsibilities upon emergence, subject to plan confirmation.

Peabody Energy is the world’s largest private-sector coal company and a Fortune 500 company. The company serves metallurgical and thermal coal customers in 25 countries on six continents. For further information, visit PeabodyEnergy.com.

Post-Emergence Board of Peabody Directors (Subject to Plan Confirmation)

•	Glenn Kellow was named Peabody President and Chief Operating Officer in August 2013, President, Chief Executive Officer-elect and a director in January 2015 and President and Chief Executive Officer in May 2015. Mr. Kellow has extensive experience in the global resource industry, where he has served in multiple executive, operational and financial roles in coal and other commodities in the United States, Australia and South America. From 1985 to 2013, Mr. Kellow served in a number of roles with BHP Billiton, the world’s largest mining company, including senior appointments as President, Aluminum and Nickel (2012-2013), President, Stainless Steel Materials (2010-2012), President and Chief Operating Officer, New Mexico Coal (2007-2010), and Chief Financial Officer, Base Metals (2003-2007). He is a director and executive committee member of the World Coal Association, the U.S. National Mining Association, and the International Energy Agency Coal Industry Advisory Board. Mr. Kellow is a graduate of the Advanced Management Program at the University of Pennsylvania’s Wharton School of Business and holds a Master of Business Administration and a Bachelor Degree in Commerce from the University of Newcastle. He holds an Honorary Doctor of Science from the South Dakota School of Mines and Technology.

•	Nicholas Chirekos served in various financial advisory roles at J.P. Morgan Securities Inc. from 1987 until his retirement in 2016. He was most recently the Managing Director, North America Head of Mining from 2002 to 2016. Prior to that, he served as the Global Head of Mining and Metals. In 2005 Mr. Chirekos served on the Board of Directors of The Mineral Information Institute. He earned a Bachelor of Science from the University of Denver and a Master of Business Administration from New York University.

•	Stephen Gorman has served as the President and Chief Executive Officer of Borden Dairy Company since 2014. Prior to joining Borden Dairy, he was with Delta Air Lines, Inc. from 2007 to 2014, where he was the Chief Operating Officer. From 2003 to 2007 Mr. Gorman served as the President and Chief Executive Officer of Greyhound Lines, Inc. Mr. Gorman was also the Executive Vice President, Operations Support and President, North America for Krispy Kreme Doughnuts, Inc. from 2001 to 2003. Other directorships include ArcBest Corporation, Grupo Aeroméxico, S. A. B. de C. V. and Bradley University. He earned a Bachelor of Science from Eureka College and a Master of Business Administration from Bradley University.

•	Joe Laymon has been the Vice President, Human Resources and Corporate Services for Chevron Corporation since 2008. Prior to joining Chevron, Mr. Laymon worked at Ford Motor Company from 2000 to 2008, where he was the Vice President, Human Resources and later the Group Vice President, Corporate Human Resources and Labor Affairs. He also served as the Vice President, Human Resources, U.S. and Canada Region for Eastman Kodak Company from 1996 to 2000. Other directorships include Clark Atlanta University, BoardRoomIQ.com and United Way of the Bay Area.

Mr. Laymon earned a Bachelor of Science from Jackson State University and a Master of Arts in Economics from the University of Wisconsin.

•	Teresa Madden retired from Xcel Energy, Inc. in May 2016, where she was employed from 2003 and served most recently as Executive Vice President and Chief Financial Officer from 2011 to 2016. Prior to joining Xcel Energy, she was the Controller at Rogue Wave Software, Inc. From 1979 to 2000, she was the Controller and Manager at Xcel Energy. She also served as an Executive in Residence at the University of Colorado’s Global Energy Management Program during the 2016-2017 school year. Other directorships include the Public Education & Business Coalition. She earned a Bachelor of Science from Colorado State University and a Master of Business Administration from Regis University.

•	Robert Malone currently serves as Peabody Energy Chairman of the Board. He was elected Executive Chairman, President and CEO of First Sonora Bancshares, Inc., a financial services holding company, in October 2014. He also serves as Chairman, President and Chief Executive Officer of the First National Bank of Sonora, Texas, a position he held since October 2009. He is a retired Executive Vice President of BP plc and the retired Chairman of the Board and President of BP America Inc., at the time the largest producer of oil and natural gas and the second largest gasoline retailer in the United States. He served in that position from 2006 to 2009. Mr. Malone previously served as Chief Executive Officer of BP Shipping Limited from 2002 to 2006, as Regional President Western United States, BP America Inc. from 2000 to 2002 and as President, Chief Executive Officer and Chief Operating Officer, Alyeska Pipeline Service Company from 1996 to 2000. Mr. Malone previously served in senior positions with Kennecott Copper Corporation. Other directorships include Halliburton Company and Teledyne Corporation. Mr. Malone holds a Bachelor of Science in Metallurgical Engineering from The University of Texas at El Paso and a Master of Science in Management from Massachusetts Institute of Technology.

•	Kenneth Moore has served as President of KWM Advisors LLC since 2016. Before that, he was the Managing Director of First Reserve Corporation, a private equity and infrastructure investment firm focused on energy from 2004 to 2015. From 2000 to 2004 he served as a Vice President at Morgan Stanley & Co. Other directorships include Cobalt International Energy, Inc. and the SEAL Legacy Foundation. He earned a Bachelor of Arts from Tufts University and Master of Business Administration from Cornell University.

•	Michael Sutherlin currently serves on the Peabody Energy Board of Directors. Mr. Sutherlin served as the President and Chief Executive Officer of Joy Global Inc., a mining equipment and services provider from 2006 to 2013. From 2003 to 2006, he served as Executive Vice President of Joy Global Inc. and as President and Chief Operating Officer of its subsidiary, Joy Mining Machinery. Prior to joining Joy Global Inc., Mr. Sutherlin served as President and Chief Operating Officer of Varco International, Inc. Mr. Sutherlin holds a Master of Business Administration from University of Texas at Austin and Bachelor of Business Administration in Industrial Management from Texas Tech University.

•	Shaun Usmar founded Triple Flag Mining Finance Ltd. in April 2016 and serves as its Chief Executive Officer. Before founding Triple Flag, Mr. Usmar was a Senior Executive Vice President and Chief Financial Officer at Barrick Gold, the world’s largest gold mining company, where he helped to restructure the company from November 2014 to April 2016. During part of 2014, Mr. Usmar was the Managing Partner of Magris Resources Inc. He also served as the Chief Financial Officer of Xsrata Nickel from 2006 to 2013. He earned a Bachelor of Science from University of Witwatersrand in South Africa and a Master of Management from J.L. Kellogg Graduate School of Management.

Certain statements included in this release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target,” “likely,” “will,” “to be” or other similar words to identify forward-looking statements. These forward-looking statements are made as of the date the release was filed and are based on numerous assumptions that the Company believes are reasonable, but these assumptions are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations. These factors are difficult to accurately predict and may be beyond the Company’s control. Factors that could affect the Company’s results include, but are not limited to: the Company’s ability to obtain bankruptcy court approval with respect to motions or other requests made to the bankruptcy court in connection with the Company’s voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code (the Chapter 11 Cases), including maintaining strategic control as debtor-in-possession; the Company’s ability to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases on the operations of the Company, including customer, supplier, banking, insurance and other relationships and agreements; bankruptcy court rulings in the Chapter 11 Cases as well as the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization and restructuring generally; increased advisory costs to execute a Plan of Reorganization; the impact of the New York Stock Exchange’s delisting of the Company’s common stock on the liquidity and market price of the Company’s common stock and on the Company’s ability to access the public capital markets; the volatility of the trading price of the Company’s common stock and the absence of correlation between any increases in the trading price and the Company’s expectation that the common stock will be cancelled and extinguished upon confirmation of a proposed plan of reorganization with no payments made to the holders of the Company’s common stock; the Company’s ability to continue as a going concern including the Company’s ability to confirm a plan of reorganization that restructures the Company’s debt obligations to address liquidity issues and allow emergence from the Chapter 11 Cases; the risk that the plan of reorganization may not be accepted or confirmed, in which case there can be no assurance that the Chapter 11 cases will continue rather than be converted to Chapter 7 liquidation cases or that any alternative plan of reorganization would be on terms as favorable to holders of claims and interests as the terms of the plan of reorganization filed by the Company; the Company’s ability to use cash collateral; the effect of the Chapter 11 Cases on the Company’s relationships with third parties, regulatory authorities and employees; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, results of operations, or business prospects; the Company’s ability to execute its business and restructuring plan; increased administrative and legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the cost, availability and access to capital and financial markets, including the ability to secure new financing after emerging from the Chapter 11 Cases; the risk that the Chapter 11 Cases will disrupt or impede the Company’s international operations, including the Company’s business operations in Australia; competition in the coal industry and supply and demand for the Company’s coal products, including the impact of alternative energy sources, such as natural gas and renewables, global steel demand and the downstream impact on metallurgical coal prices, and lower demand for the Company’s products by electric power generators; the Company’s ability to successfully consummate planned divestitures, including the planned sale of the Metropolitan Mine; the Company’s ability to appropriately secure its obligations for reclamation, federal and state workers’ compensation, federal coal leases and other obligations related to the Company’s operations, including its ability to utilize self-bonding and/or successfully access the commercial surety bond market; customer procurement practices and contract duration; the impact of weather and natural disasters on demand, production and transportation; reductions and/or deferrals of purchases by major customers and the Company’s ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, bank and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; impact of take-or-pay arrangements for rail and port commitments for the delivery of coal; successful implementation of business strategies, including, without limitation, the actions the Company is implementing to improve its organization and respond to current industry conditions; negotiation of labor contracts, employee relations and workforce availability, including, without limitation, attracting and retaining key personnel; the Company’s ability to comply with financial and other restrictive covenants in various agreements; changes in postretirement benefit and pension obligations and their related funding requirements; replacement and development of coal reserves; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which the Company has operations or serves customers; legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements, changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations; the Company’s ability to obtain and renew permits necessary for the Company’s operations; litigation or other dispute resolution, including, but not limited to, claims not yet asserted; terrorist attacks or security threats, including, but not limited to, cybersecurity threats; impacts of pandemic illnesses; and other risks detailed in the Company’s reports filed with the SEC. The Company does not undertake to update its forward-looking statements except as required by law. As outlined in the plan of reorganization, our equity securities will be cancelled and extinguished upon the effective date of the plan of reorganization by the bankruptcy court, and holders thereof will not be entitled to receive, and will not receive or retain, any property or interest in property on account of such equity interests.

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